Exhibit 10.17

English Translation

GUANGZHOU YITONGTIANXIA SOFTWARE DEVELOPMENT CO., LTD.                 Business Contract:

TECHNOLOGY SERVICES AGREEMENT

PARTY A: GUANGZHOU YITONGTIANXIA SOFTWARE DEVELOPMENT CO., LTD.

Tel: 020-85613659

Contact person: Liu Xieshu

PARTY B: GUANGZHOU YINGZHENG INFORMATION TECHNOLOGY CO., LTD.

Tel: 020-85643432

Contact person: Wang Yongchao

WHEREAS,

(1)         Party A is a high-technology enterprise specialized in development and consultancy of communication technologies, integration of computer system, development of network technology, computer hardware and software, and development of telecommunication and internet value-added applications around the world;

(2)         Party B is a company engaging in the businesses of telecommunication information value-added service and computer information network in China, including engineering of internet and computer information service network, and development of applications and games, etc.;

(3)         In light of the trend and vision in the development of telecommunication and internet, Party A has developed a series of products and services to operate the telecommunication and internet value-added businesses, particularly the mobile phone network game engine software. This technology is a general kernel oriented to the game development, which integrates the most common, conventional and critical functions in the design of game programs into an all-purpose game platform integrated environment from the programming aspect. It is a platform to process the game underlying technology infrastructure. Through this game engine, the game developers may process the certain underlying technologies, such as system structure and graphic processing, without to many efforts, and may directly use the API provided by this engine to develop games. Therefore, it can dramatically shorten the cycle of game development, reduce the development cost and rapidly achieve the economic benefits.

NOW, THEREFORE, Party A and Party B hereby enter into this Technology Services Agreement regarding the cooperation and utilization of Party A’s mobile phone network game engine software to develop games and promote game products, based on the principles of mutual benefit, mutual development, serving customers, equality and free will and through friendly negotiations.

1.     BUSINESS COOPERATION

1.1       Party B hereby acknowledges and understands that Party A has developed a series of products and services relating to the operation of telecommunications and internet value-added businesses through long-term efforts.

1.2       Party B intends to use Party A’s mobile phone network game engine software to develop the mobile phone network games and promote the game products, and Party A agrees so.

1.3       Both Parties will jointly apply the mobile phone network game engine software and promote the relevant game products. As the business operator and on the basis of market development, operation and promotion and communications with subscribers, Party B will promote more subscribers to use the game products and services developed through the mobile phone network game engine software.

1.4       For provision of the critical technical support hereunder, Party A will take its advantage of technology and capital to provide the computer software, hardware (including interface, system and network infrastructure) required for development of games through the mobile phone network game engine software, and will maintain and improve such equipments, and will develop the technology services (excluding operation of website businesses, unless it is permitted by the laws and regulations of China) required for the operation of mobile phone network games upon request of Party B, so as to fully assist and enhance the game products and services developed through the mobile phone network game engine software. Party B will communicate and cooperate with the telecommunication network carriers, promote the businesses and customer services, prepare and implement marketing plans. The costs of advertisements and promotions shall be borne by both Parties.

1.5       Product Copyright: The intellectual property rights in the mobile phone network game engine software jointly operated by both Parties (including but not limited to the programs, codes, algorithm, words, graphs and sounds contained therein) are the properties of Party A. Without the prior written consent of Party A, Party B may not assign or otherwise dispose of such intellectual property rights in whatever forms.

1.6       In respect of the game subscribers, the information and materials of such subscribers are the property of both Parties.

2.     TERM

2.1       The term of this Contract shall be as from August 6, 2010 to August 5, 2013. The term of this Contract shall be 36 months.

2.2       Upon expiration of this Agreement, this Agreement shall be renewed automatically unless either Party disagrees. If either Party intends to amend or modify the term of this Agreement, it shall give a written notice to the other Party within 15 days prior to expiration of this Agreement.

3.     RIGHTS AND OBLIGATIONS OF PARTY A

3.1       The intellectual property rights in Party A’s mobile phone network game engine software (including but not limited to the programs, codes, algorithm, words, graphs and sounds contained therein) shall belong to Party A.

3.2       Party A must ensure the lawfulness of all contents of the mobile phone network game engine software. Party A shall be solely and fully responsible for its mobile phone network game engine software, including but not limited to the intellectual property rights, contents and nature, etc.

3.3       Party A must provide the services such as updating, replacement and technical upgrading, as per the needs in the development of market for game products and services.

3.4       Party A shall be responsible for the routine maintenance of the product and service system of the mobile phone network game engine software. In case of any failure in the product or service system, Party A must recover the system from failure within 4 hours upon receipt of a notice from Party B.

3.5       Party A shall cooperate with Party B, and provide Party B with the introduction, marketing plan and advertising materials relating to the products and services.

3.6       Party A shall provide the product and service system of the mobile phone network game engine software, and shall install, commission, maintain and update the product and service system.

3.7       Party A and Party B shall share the incomes from the operations of the game products developed through the mobile phone network game engine software, and timely and fully remit the incomes receivable by Party B to Party B’s account on a monthly basis.

4.     RIGHTS AND OBLIGATIONS OF PARTY B

4.1       Party B shall maintain its qualification of business operation in mobile phone network games, and provide Party A with the photocopies of the valid qualification certificate and business license.

4.2      Party B shall provide customers with the game products and services developed through the mobile phone network game engine software, and shall at its own discretion expand the market and develop customers. During the distribution of the game products and services, Party B shall protect the good reputation and integrity of Party A and the software products and services, and may not use the mobile phone network game engine software or any content thereof to carry out any activity irrelevant to this Agreement.

4.3       Party B shall appropriately open the business operation and management interface to Party A, so that Party A’s personnel may view the business development status and get the necessary statistical data on a real-time basis.

4.4       Party B shall make daily billing check and settlement with customers, and regularly provide Party A with a statement of business statistical data in each month.

4.5       Prior to the termination of this Agreement, Party B may conduct certain experimental operation of the mobile phone network game engine software from time to time, to determine the final direction of cooperation.

5.     INCOME OF TECHNOLOGY SERVICES; DISTRIBUTION

5.1       Principles of Distribution: The distribution shall be accepted by both Parties, and the income and settlement shall be transparent.

5.2       Source of Incomes: the incomes from use of the game products developed from the mobile phone network game engine software in the cooperation between Party B and the telecommunication carriers, and the incomes from sales of game products developed through the software. The proportion of distribution between both Parties and calculation method:

5.3       Base of Distribution: the incomes generated from the business cooperation, deducting the sale tax or business tax payable (excluding the business income tax payable by Party A), and deducting the reasonable costs and expenses of Party B’s personnel, such as salary, traveling, marketing, equipment hosting, and deducting the commissions paid to the carriers.

5.4       Proportion of Distribution: the incomes shall be distributed between both Parties at 4:6, i.e. 40% belongs to Party A and 60% belongs to Party B. Party A shall remit Party B’s portion to the account designated by Party B, and Party B shall issue an invoice of the received income to Party A.

5.5       The compensation of technology services hereunder shall be settled in each month based on the technology services provided by Party A to Party B, and both Parties shall check the accounts upon request of either Party.

5.6       Party B shall settle the compensation receivables of technology services  of the previous month with Party A on or before the 15th day of each month.

5.7       In case of any emergency, both Parties shall negotiate on good faith and reciprocity.

6.     BUSINESS OPERATION AND CUSTOMER SERVICE

6.1       Market promotion includes:

6.1.1         Network Promotion: both Parties may promote the business by various lawful online promotion methods.

6.1.2         Media Promotion: including advertisements on periodicals, advertisement manuals, posters, gifts, etc.

6.1.3         Other Promotion: including promotion in the cooperation with telecommunication network carriers and other vendors, door-to-door visit, participation in trade shows and interview with customers, etc.

6.2 Both Parties shall establish a quick and joint business operation and communication system, including:

6.2.1         establish technology consultancy business (including telephone, fax, internet, email, etc.), to provide real-time consulting service to the counterparties and end-users;

6.2.2         regular arrangement of relevant materials and provide the materials to the other Party;

6.2.3         timely feedback and communication of information, including the business contact with the telecommunication network carriers, customer services, etc.

6.3       Customer Service

6.3.1         Both Parties shall make close cooperation and joint efforts to provide the subscribers with the game products and services developed through the mobile phone network game engine software.

6.3.2         Before a subscriber accepts the services provided by Party B, Party B shall ensure that the subscriber has fully understood the price, content and form of such services.

6.3.3         In addition to the customer services provided by the telecommunication network carriers, Party B may appoint special persons to process the questions, bill inquiries, messages and complaints of the subscribers regarding the corresponding application or content, and provide a service hotline to all subscribers.

6.3.4         In case of any customer complaint during the term of this Agreement, Party A shall be responsible for settling the complaint and help Party B’s customer service department to solve the problem.

7.     CONFIDENTIALITY

7.1       Confidential Information: All technical information and business information of each Party, whether public or non-public, including but not limited to product plan, marketing plan, incentive policy, customer information and financial information, and non-patented technology, design, process, technical data, approach and source of information, shall be deemed as the confidential information of the Party.

7.2       Confidentiality: Each Party shall keep confidentiality of all confidential information received from the other Party during the performance of this Agreement, and may not disclose such information to any third party without the written approval of the other Party. If either Party violates this Article 7, it shall fully indemnify the other Party against all direct and indirect damages and losses resulting therefrom.

7.3       Both parties shall still comply with the obligation of confidentiality hereunder after the termination of this Agreement.

8.     LIABILITIES FOR BREACH OF CONTRACT

8.1       Where the business hereunder is unable to be operated or the business objective hereunder is unable to be achieved due to the fact that either Party fails to fulfill its obligations hereunder or materially breaches this Agreement, it shall be deemed that the breaching party has unilaterally terminated this Agreement. In addition to a claim against the breaching party, the non-breaching party may also terminate this Agreement in accordance with the statutory procedures. If both Parties agree to continue cooperation, the breaching party shall indemnify the non-breaching party against all economic losses and damages.

8.2       If this Agreement and its appendices or any part hereof or thereof are unable to be fulfilled owing to any fault of either Party, the breaching party shall be subject to the liabilities according. If such non-performance is attributable to both Parties, each Party shall bear its liabilities to the extent of its fault respectively.

8.3       Party A shall ensure the normal work of the technologies and equipments provided hereunder. If there is any defect therein, which causes any damage or loss to the consumers, Party A shall be subject to the liabilities accordingly.

8.4       If the performance of any service is frustrated or delayed due to any force majeure, or there is any information delay or unsuccessful transmission of information due to any failure in the gateway of the telecommunication network carriers, neither Party is liable for the damages and losses suffered by the consumers resulting from the consumers’ misunderstanding.

8.5       Force Majeure: In case of any direct influence on the performance of this Agreement or failure of performance according to the terms and conditions hereof due to any event of force majeure, such as earthquake, typhoon, fire, war or any other unforeseeable, unpreventable and inevitable event, the influenced party shall notify the other party without delay and within fifteen (15) days upon occurrence of the event, shall provide the other party with the details of such event together with a valid certificate stating the reason for its inability to perform this Agreement or any part hereof, or for the proposed delay in the performance of this Agreement. Both Parties may decide to terminate this Agreement or release the performance of any part of this Agreement or postpone the performance of this Agreement through negotiations and depending on the extent of influence of such event upon the performance of this Agreement.

8.6       If either party breaches this Agreement, it shall be subject to the liabilities for breach of contract in accordance with the Contract Law of the People’s Republic of China.

9.     DISPUTE RESOLUTION

9.1       All disputes arising from or in connection with this Agreement shall be settled by both Parties through friendly negotiation. If no settlement can be reached, the dispute shall be submitted to Guangzhou Arbitration Commission for arbitration in accordance with the Arbitration Law of the People’s Republic of China.

9.2       If either Party fails to perform the award, the other Party may enforce the award through the competent people’s court where the dispute arises.

9.3       The arbitration costs shall be borne by the losing party, unless it is otherwise decided in the award.

9.4       During the course of arbitration, both Parties shall continue to perform all terms and conditions hereunder, other than those involved in the arbitration.

9.5       Any issue absent hereof shall be governed by the Contract Law of the People’s Republic of China and other relevant laws and regulations.

10.  EFFECTIVENESS, TERMINATION AND MISCELLANEOUS

10.1 This Agreement shall become effective as of the date when it is duly signed and sealed by the authorized representatives of both Parties. If either Party intends to terminate this Agreement during the term hereof, it shall give a two-month written notice to the other Party. If the other Party agrees to terminate this Agreement, the termination of this Agreement shall become effective two months after the other Party signs the written notice for confirmation.

10.2 All attachments accepted by both Parties in written are the integral parts of this Agreement, and shall have the same legal force as this Agreement. Any amendment to this Agreement shall be made in written.

10.3 If Party A introduces any new telecommunication network value-added business to the market similar to the business described herein, both Parties may jointly carry out such business by entering into a supplementary agreement.

10.4 This Agreement and all appendices hereto shall be made and executed in duplicate, one for each party hereto and both being of equal authenticity.

10.5 Any amendment or supplementation hereto shall be made in written forms, and shall become an integral part of this Agreement after the same is duly executed by the authorized representatives of both Parties.

10.6 If both Parties will not continue the cooperation upon expiration of this Agreement, both Parties shall hand over the business materials and financial accounts to each other within three months after the termination of this Agreement, including but not limited to settlement of accounts and delivery of receipts and vouchers. During the process of handover, both Parties must ensure the normal operation of the system and services.

10.7 Any issue absent hereof shall be settled by both Parties through friendly negotiation.

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PARTY A: GUANGZHOU YITONGTIANXIA	PARTY B: GUANGZHOU YINGZHENG
SOFTWARE DEVELOPMENT CO., LTD.	INFORMATION TECHNOLOGY CO., LTD.
(Common Seal)	(Common Seal)

(affixed with common seal)	(affixed with common seal)

Authorized Representative (Signature):	Authorized Representative (Signature):

Executed as of August 6, 2010 in Guangzhou